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                                                                  EXECUTION COPY


                                                                    Exhibit 4(c)



                              GST ACQUISITION CORP.

                                  $125,000,000

                   10 1/2% Senior Subordinated Notes due 2007


                               PURCHASE AGREEMENT

                                                              April 29, 1997

CHASE SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
SMITH BARNEY INC.
c/o Chase Securities Inc.
270 Park Avenue, 4th floor



Ladies and Gentlemen:

                  GST Acquisition Corp., a Delaware corporation ("GST"), proposes to issue and sell to each of the initial purchasers named in Schedule I hereto (the "Initial Purchasers"), $125,000,000 aggregate principal amount of its 10 1/2% Senior Subordinated Notes due 2007 (the "Securities"). The Securities will be issued pursuant to an Indenture to be dated as of May 6, 1997 (the "Indenture") between GST and Manufacturers and Traders Trust Company and Agency Services, as trustee (the "Trustee"). GST hereby confirms its agreement with the Initial Purchasers concerning the purchase of the Securities from GST by the Initial Purchasers.

                  GST was organized by Greenwich Street Capital Partners, L.P. to effect the recapitalization (the "Recapitalization") of Telex Communications Group, Inc., a Delaware corporation ("Holdings") through the merger (the "Merger") of GST with and into Holdings, with Holdings as the surviving corporation of the Merger pursuant to the Recapitalization Agreement and Plan of Merger, dated as of March 4, 1997 (the "Recapitalization Agreement"), among Greenwich II LLC, a Delaware limited liability company, GST, and Holdings, as amended. Simultaneously with the consummation of the Recapitalization and Merger, the obligations of Holdings under the Securities will be assigned to and assumed (the "Assignment and Assumption") by Telex Communications, Inc., a wholly owned subsidiary of Holdings (the "Company"). In addition, as a condition
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to and in connection with the Recapitalization, the Company is making (i) a tender offer (the "Tender Offer") to repurchase all of the $100 million aggregate outstanding principal amount of the 12% Senior Notes due 2004 of the Company (the "Telex Notes") and (ii) a solicitation of consents with respect to certain amendments to the indenture pursuant to which the Telex Notes were issued.

                  On the Closing Date (as defined in Section 3), (i) GST will be merged with and into Holdings, with Holdings as the surviving corporation in the Merger and (ii) the Company and the Trustee will enter into a supplemental indenture to the Indenture (the "Supplemental Indenture") providing for the express assumption by the Company of the covenants, agreements and undertakings of Holdings, as successor by the Merger to GST, in the Indenture and under the Securities. In addition, the Company shall not be a signatory to this Agreement until following the effective time of the Merger (the "Effective Time") on the Closing Date, at which time the Company shall become a party to this Agreement by execution and delivery of a counterpart hereof. References to the Indenture as of or after the Effective Time will refer to the Indenture as supplemented by the Supplemental Indenture. The Recapitalization, the Merger, the Offering, the Tender Offer and the Assignment and Assumption are collectively referred to herein as the "Transactions".

                  The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. GST and the Company have prepared a preliminary offering memorandum dated April 16, 1997 (the "Preliminary Offering Memorandum") and will prepare an offering memorandum dated the date hereof (the "Offering Memorandum") setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by GST and the Company to the Initial Purchasers pursuant to the terms of this Agreement. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto, unless otherwise noted. GST and the Company hereby confirm that they have authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in accordance with Section 2.

                  Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of an Exchange and Registration Rights Agreement, substantially in the form attached hereto as Annex A (the "Registration Rights Agreement"), pursuant to which the Company will agree to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") registering an


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issue of senior subordinated notes of the Company (the "Exchange Securities")
which are identical in all material respects to the Securities (except that the Exchange Securities will not contain terms with respect to transfer restrictions) and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement").

                  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum.

                  1. Representations, Warranties and Agreements of GST and the Company. GST and, upon the execution and delivery by the Company of this Agreement, the Company represents and warrants to, and agrees with, the Initial Purchasers on and as of the date hereof and the Closing Date that:

                  (a) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, did not, and on the Closing Date the Offering Memorandum will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that GST and, upon the execution and delivery by the Company of this Agreement, the Company make no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to GST by or on behalf of any Initial Purchaser specifically for use therein (the "Initial Purchasers' Information").

                  (b) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains all of the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

                  (c) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").


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                  (d) The Company and each of its subsidiaries (i) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, (ii) are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and (iii) have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except, in the case of clauses (ii) and (iii), where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

                  (e) Each of Holdings and GST (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, (ii) is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and (iii) has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except, in the case of clauses (ii) and (iii), where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a Material Adverse Effect.

                  (f) The Company has an authorized capitalization as set forth in the Offering Memorandum under the heading "Ownership of Capital Stock"; all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and the capital stock of the Company conforms in all material respects to the description thereof contained in the Offering Memorandum. All of the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company (or are owned by nominees of the Company or directors of its subsidiaries), free and clear of any lien, charge, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party, except for the pledge of stock of the Company by Holdings pursuant to the Credit Agreement, dated as of May 6, 1997, among the Company and the several lenders from time to time parties thereto, Morgan Stanley Senior Funding, Inc., as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent.

                  (g) GST, Holdings, the Company and each subsidiary of the Company party to one or more of the Transaction Documents referred to below has full


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         right, power and authority to execute and deliver this Agreement, the
         Indenture, the Supplemental Indenture, the Registration Rights Agreement, the Securities, and the Recapitalization Documents (as defined in Section 15(d) hereto) (collectively, the "Transaction Documents"), to the extent it is a party thereto, and to perform its obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken.

                  (h) This Agreement has been duly authorized, executed and delivered by GST (which pursuant to Section 2 will issue and sell the Securities hereunder) and following the Effective Time on the Closing Date will have been duly authorized, executed and delivered by the Company (which will assume all the obligations of Holdings, as successor by the Merger to GST, under the Securities following the Effective time on the Closing Date) and constitutes a valid and legally binding agreement of GST and upon execution and delivery thereof by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against GST and the Company, as the case may be, in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                  (i) Following the Effective Time on the Closing Date, the Registration Rights Agreement will have been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except (i) to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) or (ii) insofar as rights to indemnification and contribution contained therein may be limited by Federal or state securities laws or public policy.

                  (j) The Indenture has been duly authorized by GST and, following the Effective Time on the Closing Date, will have been duly authorized by the Company. The Indenture when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of GST and, following the Effective Time on the Closing Date when the Supplemental Indenture is executed by the Company (assuming the due


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         authorization, execution and delivery by the Trustee), the Company, enforceable against GST and, following the Effective Time on the Closing Date, the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law). Following the Effective Time on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                  (k) The Securities have been duly authorized by GST and, following the Effective Time on the Closing Date, will have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of GST, and upon the execution of the Supplemental Indenture, the Company entitled to the benefits of the Indenture and enforceable against GST and the Company, as the case may be, in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                  (l) Each Transaction Document conforms in all material respects to the description thereof contained in the Offering Memorandum.

                  (m) The execution, delivery and performance by GST, Holdings, the Company and each subsidiary of the Company of each of the Transaction Documents to which it is a party, the issuance, authentication, sale and delivery of the Securities and compliance by GST, Holdings, the Company and each subsidiary of the Company with the terms thereof and the consummation of the Transactions and the other transactions contemplated by the Transaction Documents (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of GST, Holdings, the Company or any of its subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which GST, Holdings, the Company or any of its subsidiaries is a party or by which GST, Holdings, the Company or any of its subsidiaries is bound or to which any of the property or assets of GST, Holdings, the Company or any


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         of its subsidiaries is subject, nor (ii) will such actions result in
         (a) any violation of the provisions of the charter or by-laws of GST, Holdings, the Company or any of its subsidiaries or (b) any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over GST, Holdings, the Company or any of its subsidiaries or any of their properties or assets except, in the case of clauses (i) and (ii) (b), for such actions as would not, individually or in the aggregate, have a Material Adverse Effect and would not have a material adverse effect on GST's, Holdings' or the Company's ability to perform its respective obligations under the Transaction Documents; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by GST, Holdings, the Company and each subsidiary of the Company of each of the Transaction Documents to which it is a party, the issuance, authentication, sale and delivery of the Securities and compliance by GST, Holdings, the Company and each subsidiary of the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) which shall have been obtained or made prior to the Closing Date and (ii) as may be required to be obtained or made under the Securities Act and applicable state securities laws as provided in the Registration Rights Agreement.

                  (n) To the best knowledge of GST and the Company, each of Ernst & Young LLP and Arthur Andersen LLP are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its interpretations and rulings thereunder. The historical financial statements (including the related notes) contained in the Offering Memorandum comply in all material respects with the requirements applicable to a registration statement on Form S-1 under the Securities Act (except that certain supporting schedules are omitted); such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained in the Offering Memorandum under the headings "Summary Historical and Pro Forma Financial Information," "Capitalization," "Selected Historical and Pro Forma Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Management--Executive


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         Compensation" and "Management-- Stock Option Grants" are derived from the accounting records of the Company and its subsidiaries and fairly present the information purported to be shown thereby. The pro forma financial information contained in the Offering Memorandum has been prepared on a basis consistent with the historical financial statements contained in the Offering Memorandum (except for the pro forma adjustments specified therein), includes all material adjustments to the historical financial information required by Rule 11-02 of Regulation S-X under the Securities Act and the Exchange Act to reflect the transactions described in the Offering Memorandum, gives effect to assumptions made on a reasonable basis and fairly presents the historical and proposed transactions contemplated by the Offering Memorandum and the Transaction Documents. The other historical financial and statistical information and data included in the Offering Memorandum are, in all material respects, fairly presented.

                  (o) Except as described in the Offering Memorandum under "Business-- Legal Proceedings", there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the best knowledge of GST or the Company and its subsidiaries, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (p) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Securities or suspends the sale of the Securities in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to GST, Holdings, the Company or any of its subsidiaries which would prevent or suspend the issuance or sale of the Securities or the use of the Preliminary Offering Memorandum or the Offering Memorandum in any jurisdiction; no action, suit or proceeding is pending against or, to the best knowledge of GST or the Company and its subsidiaries, threatened against or affecting GST, Holdings, the Company or any of its subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Securities or in any manner draw into question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and GST, Holdings, the Company and its subsidiaries have complied with any and all


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         requests by any securities authority in any jurisdiction for additional information to be included in the Preliminary Offering Memorandum and the Offering Memorandum.

                  (q) Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws, (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject.

                  (r) The Company and each of its subsidiaries possess all material licenses, certificates, authorizations and permits issued by, and have made all material declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Offering Memorandum, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect, and neither GST, the Company nor any of its subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course.

                  (s) The Company and each of its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does GST, the Company or any of its subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have) a Material Adverse Effect.

                  (t) Neither GST, the Company nor any of its subsidiaries is
         (i) an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder or (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.


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                  (u) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (v) The Company and each of its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, adequate and suitable for its business and comparable to insurance customarily carried by comparable companies similarly situated and carrying on the same or similar business. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance.

                  (w) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; except where the failure to own or possess such rights or use such intellectual properties would not individually or in the aggregate, have a Material Adverse Effect; and the conduct of their respective businesses will not conflict in any material respect with, and GST, the Company and its subsidiaries have not received any notice of any claim of conflict with, any such rights of others where such claim would not individually, or together with other claims, have a Material Adverse Effect.

                  (x) The Company and each of its subsidiaries have good and (in the case of real property) marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except such as (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected to have a Material Adverse Effect.


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                  (y) No material labor disturbance by or dispute with the
         employees of the Company or any of its subsidiaries exists or, to the best knowledge of GST or the Company, is contemplated or threatened.

                  (z) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect; each such employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company and each of its subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Company or any of its subsidiaries would have any liability; and for each such pension plan that is intended to be qualified under Section 401(a) of the Code there is an application pending with the Internal Revenue Service for such qualification and the Company will use its best efforts to take all actions to so qualify such plans.

                  (aa) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by the Company or any of its subsidiaries (or, to the best knowledge of GST or the Company, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability that could not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have,


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         singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

                  (bb) Neither the Company nor, to the best knowledge of GST or the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, except for any such use, payment or violation that, individually or in the aggregate, would not have a Material Adverse Effect.

                  (cc) On and immediately after the Closing Date, the Company (after giving effect to the issuance and assumption of the Securities and to the other transactions related thereto as described in the Offering Memorandum) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the probable liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale and assumption of the Securities as contemplated by this Agreement and the Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iv) the Company is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  (dd) Except as described in the Offering Memorandum, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity or other ownership interest in the Company or any of its subsidiaries.

                  (ee) Neither the Company nor any of its subsidiaries owns any "margin securities" as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a "purpose credit" within the meanings of Regulation G, T, U or X of the Federal Reserve Board.

                  (ff) Neither GST, Holdings, the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against GST, Holdings, the Company or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities, other than the fees payable to the Initial Purchasers in connection with the Offering and sale of the Securities.

                  (gg) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

                  (hh) Neither GST, the Company nor any of its affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

                  (ii) None of GST, the Company or any of its affiliates or any other person acting on its or their behalf has engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

                  (jj) Except for the Telex Notes, there are no securities of the Company registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or listed on a national securities exchange or quoted in a U.S. automated inter dealer quotation system.

                  (kk) None of GST, the Company or the Company's affiliates has taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Securities.

                  (ll) None of GST, the Company or any of its subsidiaries does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Florida Statutes Section 517.075.

                  (mm) Since the date as of which information is given in the Offering Memorandum, except as otherwise stated therein, (i) there has been no material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Company, whether or not arising in the ordinary course of business, (ii) the Company has not incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business, (iii) the Company has not entered into any material transaction other than in the ordinary course of business and (iv) there has not been any change in the capital stock or long-term debt of the Company, or any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (nn) Prior to the Closing Date, the Recapitalization and Merger will have been authorized by GST and Holdings and their respective shareholders.

                  (oo) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Offering Memorandum or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

                  2. Purchase and Resale of the Securities. (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, GST agrees to issue and sell to each of the Initial Purchasers, severally and not jointly, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from GST, the principal amount of Securities set forth opposite the name of such Initial Purchaser on Schedule 1 hereto at a purchase price equal to 97% of the principal amount thereof. GST shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein.

                  (b) The Initial Purchasers have advised GST and the Company that they propose to offer the Securities for resale upon the terms and subject to the conditions set forth herein and in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents and warrants to, and agrees with, GST and the Company that (i) it is purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act, (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (iii) it has solicited and will solicit offers for the Securities only from, and has offered or sold and will offer, sell or deliver the Securities, as part of its initial offering, only to persons whom it reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Securities Act, or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and in each case, in transactions in accordance with Rule 144A. Each Initial Purchaser, severally and not jointly, agrees that, prior to or simultaneously with the confirmation of sale by such Initial Purchaser to any purchaser of any of the Securities purchased by such Initial Purchaser from GST pursuant hereto, such Initial Purchaser shall furnish to that purchaser a copy of the Offering Memorandum (and any amendment or supplement thereto that GST shall have furnished to such Initial Purchaser prior to the date of such confirmation of sale). In addition to the foregoing, each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(d), (e) and (f), counsel for the Company and for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers and their compliance with their agreements contained in this Section 2, and each Initial Purchaser hereby consents to such reliance.

                  (c) GST and the Company acknowledge and agree that the Initial Purchasers may sell Securities to any affiliate of an Initial Purchaser and that any such affiliate may sell Securities purchased by it to an Initial Purchaser.

                  3. Delivery of and Payment for the Securities. (a) Delivery of and payment for the Securities shall be made at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022 or at such other place as shall be agreed upon by the Initial Purchasers, GST and the Company, at 10:00 A.M., New York City time, on May 6, 1997, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Initial Purchasers, GST and the Company (such date and time of payment and delivery being referred to herein as the "Closing Date").

                  (b) On the Closing Date, payment of the purchase price for the Securities shall be made to GST by wire or book-entry transfer of same-day funds to such account or accounts as GST shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Initial

Purchasers of the certificates evidencing the Securities. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchasers hereunder. Upon delivery, the Securities shall be in global form, registered in such names and in such denominations as the Initial Purchasers shall have requested in writing not less than two full business days prior to the Closing Date. GST agrees to make one or more global certificates evidencing the Securities available for inspection by the Initial Purchasers in New York, New York at least 24 hours prior to the Closing Date.

                  4. Further Agreements of GST and the Company. GST and, upon execution and delivery by the Company of this Agreement, the Company agree with each of the Initial Purchasers:

                  (a) to advise the Initial Purchasers promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to advise the Initial Purchasers promptly of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum, of any suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use its best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time;

                  (b) to furnish promptly to each of the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested;

                  (c) prior to making any amendment or supplement to the Offering Memorandum, to furnish a copy thereof to each of the Initial Purchasers and counsel for the Initial Purchasers and not to effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to the Company after a reasonable period to review;

                  (d) if, at any time prior to completion of the distribution of the Securities by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or counsel for the Company, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law;

                  (e) for so long as the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to and in compliance with Section 13 or 15(d) of the Exchange Act (the foregoing agreement being for the benefit of the holders from time to time of the Securities and prospective purchasers of the Securities designated by such holders);

                  (f) for so long as the Securities are outstanding, to furnish to the Initial Purchasers copies of any annual reports, quarterly reports and current reports filed by the Company with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the Trustee or to the holders of the Securities pursuant to the Indenture or the Exchange Act or any rule or regulation of the Commission thereunder;

                  (g) to promptly take from time to time such actions as the Initial Purchasers may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and to continue such qualifications in effect for so long as required for the resale of the Securities; and to arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may reasonably request; provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to subject itself to taxation in respect to doing business in any jurisdiction in which it is not otherwise so subject or to file a general consent to service of process in any jurisdiction;

                  (h) to assist the Initial Purchasers in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through the Depository Trust Company ("DTC");

                  (i) not to, and to cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require registration of the Securities under the Securities Act;

                  (j) except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, not to, and to cause its affiliates not to, and not to authorize or knowingly permit any person acting on their behalf to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Securities as contemplated by this Agreement and the Offering Memorandum;

                  (k) for a period of 90 days from the date of the Offering Memorandum, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by the Company or any of its subsidiaries (other than the Securities) without the prior written consent of the Initial Purchasers;

                  (l) during the period from the Closing Date until two years after the Closing Date, without the prior written consent of the Initial Purchasers, not to, and not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by them, except for Securities (i) purchased by the Company or any of its affiliates (other than Smith Barney Inc.) and resold in a transaction registered under the Securities Act or (ii) purchased by Smith Barney Inc. and resold in a transaction registered under or exempt from the Securities Act;

                  (m) not to, for so long as the Securities are outstanding, be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and to not be or become, or be or become owned by, a closed-end investment company required to be registered, but not registered thereunder;

                  (n) in connection with the offering of the Securities, until Chase Securities Inc. ("CSI"), on behalf of the Initial Purchasers, shall have notified the Company of the completion of the resale of the Securities, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) (other than Smith Barney Inc.) not to, either alone or with one or more other persons, bid for or purchase, for any account in which such purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers (including Smith Barney Inc.) not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities;

                  (o) in connection with the offering of the Securities, to make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Initial Purchasers;

                  (p) to furnish to each of the Initial Purchasers on the date hereof a copy of the independent accountants' report included in the Offering Memorandum signed by the accountants rendering such report;

                  (q) to do and perform all things required to be done and performed by it under this Agreement that are within its control prior to or after the Closing Date, and to use its best efforts to satisfy all conditions precedent contained herein on its part to the delivery of the Securities;

                  (r) to not take any action prior to the execution and delivery of the Indenture and the Supplemental Indenture which, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture;

                  (s) to use its best efforts to not take any action prior to the Closing Date which would require the Offering Memorandum to be amended or supplemented pursuant to Section 4(d);

                  (t) prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Initial Purchasers are notified), without the prior written consent of the Initial Purchasers, unless in the judgment of the Company and its counsel, and after notification to the Initial Purchasers, such press release or communication is required by law; and

                  (u) to apply the net proceeds from the sale of the Securities as set forth in the Offering Memorandum under the heading "Use of Proceeds".

                  5. Conditions of Initial Purchasers' Obligations. The respective obligations of the several Initial Purchasers hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of GST and the Company contained herein, to the accuracy of the statements of the Company and its officers made in any certificates delivered pursuant hereto, to the performance by GST and the Company of its obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree; and no stop order suspending the sale of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                  (b) None of the Initial Purchasers shall have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the Offering Memorandum, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby (including the Transactions), shall be satisfactory in all material respects to the Initial Purchasers, and GST and the Company shall have furnished to the Initial

         Purchasers all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

                  (d) Debevoise & Plimpton shall have furnished to the Initial Purchasers their written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex B-1 hereto.

                  (e) John Palleschi, Esq. shall have furnished to the Initial Purchasers, as General Counsel of the Company, his written opinion addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex B-2 hereto.

                  (f) Richards, Layton & Finger shall have furnished to the Initial Purchasers, as special Delaware counsel of the Company, its written opinion as to the validity of the Merger addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.

                  (g) The Initial Purchasers shall have received from Simpson Thacher & Bartlett, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as they request for the purpose of enabling them to pass upon such matters.

                  (h) The Company shall have furnished to the Initial Purchasers
         (i) a letter of Ernst & Young LLP, addressed to the Initial Purchasers and dated the date hereof, in form and substance satisfactory to the Initial Purchasers, and (ii) a letter of Arthur Andersen LLP, addressed to the Initial Purchasers and dated the date hereof in form and substance satisfactory to the Initial Purchasers (the "Initial Letters").

                  (i) The Company shall have furnished to the Initial Purchasers letters (the "Bring-Down Letters") of each of Ernst & Young LLP, and Arthur Andersen LLP, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder, (ii) stating, as of the date of such respective Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three business days prior to the date of such Bring-Down Letters), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the Initial Letters are accurate and (iii) confirming in all material respects the conclusions and findings set forth in the Initial Letters. In addition, the Company shall have received letters from Ernst & Young LLP consenting to the use, in connection with the offering of the Securities, of the audited financial statements of the Company prepared by such accountants and included in the Offering Memorandum.

                  (j) The Company shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of its chief executive officer and its chief financial officer stating that (A) such officers have carefully examined the Offering Memorandum, (B) in their opinion, the Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum so that the Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (C) as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct in all material respects, the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, and subsequent to the date of the most recent financial statements contained in the Offering Memorandum, there has been no material adverse change in the financial position or results of operation of the Company or any of its subsidiaries, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, except as set forth in the Offering Memorandum.

                  (k) The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer of the Company.

                  (l) The Indenture and the Supplemental Indenture shall have been duly executed and delivered by GST, Holdings and, following the Effective Time on the Closing Date, the Company, as the case may be, and the Trustee, and the Securities shall have been duly executed and delivered by GST and, following the Effective Time on the Closing Date, the Company and duly authenticated by the Trustee.

                  (m) The Company shall have entered into the Senior Credit Facilities and the Company shall have satisfied, or ensured the satisfaction of, all conditions precedent to initial funding under the Senior Credit Facilities.

                  (n) At the Closing Date, after giving effect to the consummation of the transactions contemplated by the Transaction Documents (including, without limitation, the Transactions), there shall exist no default or event of default under the Indenture and the Senior Credit Facilities.

                  (o) The Initial Purchasers shall have received (i) copies of each of the Recapitalization Documents (and any amendments thereto and there shall have been no material amendments, alterations, modifications or waivers of any provisions of the Recapitalization Agreement since the date of this Agreement), and the documentation evidencing the Senior Credit Facilities (and any amendments thereto) (the "Bank Documents"), in each case certified by the secretary of the Company or GST, as the case may be, as being true, complete and correct and (ii) evidence, reasonably satisfactory to them, that (A) each of the Transactions shall have been or is being consummated in accordance with the terms of the Recapitalization Documents and (B) the initial funding shall have occurred or is occurring under the Bank Documents and the Company shall have received or is receiving approximately $140 million in gross cash proceeds therefrom. The Bank Documents and the Recapitalization Documents shall be in form and substance reasonably satisfactory to the Initial Purchasers.

                  (p) The Company shall have received valid tenders from Holders of the requisite amount of Telex Notes as specified in and in accordance with the Tender Offer Documents (as defined in Section 15(e) hereto).

                  (q) Following the Effective Time on the Closing Date, the Initial Purchasers shall have received a counterpart to this Agreement executed by the Company.

                  (r) The Certificate of Merger with respect to the Merger shall have been filed with the Secretary of State of Delaware.

                  (s) The Initial Purchasers shall have received a solvency opinion, dated the Closing Date, of Valuation Research Corp., addressed to the Initial Purchasers as to the solvency of Holdings and the Company immediately after the consummation of the Transactions and otherwise in form and substance reasonably satisfactory to the Initial Purchasers.

                  (t) The Securities shall have been approved by the NASD for trading in the PORTAL Market.

                  (u) If any event shall have occurred that requires GST or the Company, as the case may be, under Section 4(d) to prepare an amendment or supplement to the Offering Memorandum, such amendment or supplement shall have been prepared, the Initial Purchasers shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Initial Purchasers reasonably in advance of the Closing Date.

                  (v) There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the Initial Purchasers would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Securities as contemplated hereby.

                  (w) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any change in the capital stock or long-term debt or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum (exclusive of any amendment or supplement thereto).

                  (x) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities.

                  (y) Subsequent to the execution and delivery of this Agreement
         (i) no downgrading shall have occurred in the rating accorded the Securities or any of the Company's other debt securities or preferred stock by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Securities or any of the Company's other debt securities or preferred stock.

                  (z) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities of the Company on any exchange or in the over-the-counter market shall have been suspended or (ii) any moratorium on commercial banking activities shall have been declared by federal or New York state authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or (iv) a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) the effect of which, in the case of this clause (iv), is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Securities on the terms and in the manner contemplated by this Agreement and in the Offering Memorandum (exclusive of any amendment or supplement thereto).

                  (aa) The Company shall have furnished to the Initial Purchasers such additional documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

                  6. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers, in their absolute discretion, by notice given to and received by GST prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 5(v), (w), (x), (y) or (z) shall have occurred and be continuing.

                  7. Defaulting Initial Purchasers. (a) If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchasers may make arrangements for the purchase of the Securities which such defaulting Purchaser agreed but failed to purchase by other persons satisfactory to GST and the non-defaulting Initial Purchasers, but if no such arrangements are made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers, GST or the Company, except that GST and the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 12 and except that the provisions of Sections 9 and 10 shall not terminate and shall remain in effect. As used in this Agreement, the term "Initial Purchasers" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule 1 hereto that, pursuant to this Section 7, purchases Securities which a defaulting Initial Purchaser agreed but failed to purchase.

                  (b) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to GST or any non-defaulting Initial Purchaser for damages caused by its default. If other persons are obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or GST may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and GST agrees to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes.

                  8. Reimbursement of Initial Purchasers' Expenses. If (a) this Agreement shall have been terminated pursuant to Section 6, (b) GST shall fail to tender the Securities for delivery to the Initial Purchasers for any reason permitted under this Agreement or (c) the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement, GST agrees to reimburse the Initial Purchasers for such out-of-pocket expenses (including reasonable fees and disbursements of counsel) as shall have been reasonably incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase and resale of the Securities. If this Agreement is terminated pursuant to Section 7 by reason of the default of one or more of the Initial Purchasers, GST shall not be obligated to reimburse any defaulting Initial Purchaser on account of such expenses.

                  9. Indemnification. (a) GST and, following the execution and delivery of this Agreement by the Company, the Company shall indemnify and hold harmless each Initial Purchaser, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(a) and Section 10 as an Initial Purchaser), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Initial Purchaser may become subject under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or in any information provided by the Company pursuant to Section 4(e) or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither GST nor the Company shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Initial Purchasers' Information; and provided, further, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any such Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by such Initial Purchaser and any such loss, claim, damage, liability or action of or with respect to such Initial Purchaser results from the fact that both (A) to the extent required by applicable law, a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (B) the untrue statement in or omission from the Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by GST or the Company with Section 4(b).

                  (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless GST, the Company, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls GST or the Company within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(b) and Section 10 as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Initial Purchasers' Information, and shall reimburse the Company promptly upon demand for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 9(a) or 9(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending proceeding in respect of which any indemnified party is a party and indemnity has been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  The obligations of GST, the Company and the Initial Purchasers in this Section 9 and in Section 10 are in addition to any other liability that GST, the Company or the Initial Purchasers, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

                  10. Contribution. If the indemnification provided for in
Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by GST and the Company on the one hand and by the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of GST and the Company on the one hand and the Initial Purchasers on the other hand with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by GST or the Company on the one hand and the Initial Purchasers on the other hand with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by or on behalf of the Company, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the sale of the Securities under this Agreement, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company or information supplied by GST and the Company on the one hand or to any Initial Purchasers' Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. GST, the Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 10, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the Securities purchased by it under this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 10 are several in proportion to their respective purchase obligations and not joint.

                  11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, GST, and, after the execution and delivery of this Agreement, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 9 and 10 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Initial Purchasers, GST, and, after the execution and delivery of this Agreement, the Company and in Section 4(e) with respect to holders and prospective purchasers of the Securities. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  12. Expenses. GST and, upon the execution and delivery of this Agreement by the Company, the Company jointly and severally agree with the Initial Purchasers to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments or supplements thereto; (c) the costs of reproducing and distributing each of the Transaction Documents; (d) the costs incident to the preparation, printing and delivery of the certificates evidencing the Securities, including stamp duties and transfer taxes, if any, payable upon issuance of the Securities; (e) the fees and expenses of the Company's counsel and independent accountants; (f) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(h) and of preparing, printing and distributing Blue Sky Memoranda (including related fees and expenses of counsel for the Initial Purchasers); (g) any fees charged by rating agencies for rating the Securities; (h) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (i) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by DTC; and (j) all other costs and expenses incident to the performance of the obligations of GST and the Company under this Agreement which are not otherwise specifically provided for in this Section 12; provided, however, that except as provided in this Section 12 and Section 8, the Initial Purchasers shall pay their own costs and expenses, including counsel's fees and expenses.

                  13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of GST, the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of GST or the Company or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

                  14. Notices, etc.. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Initial Purchasers, shall be delivered or sent by mail or telecopy transmission to Chase Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: David Fass (telecopier no.: (212) 270-0994); or

                  (b) if to GST or the Company, shall be delivered or sent by mail or telecopy transmission to the address of the Company set forth in the Offering Memorandum, Attention: John Palleschi (telecopier no.:
         (612) 887-5588) with a copy to: Debevoise & Plimpton, 875 Third Ave, New York, New York 10022, Attention: Andrew L. Sommer (telecopier no.:
         (212) 909-6836); and Greenwich Street Capital Partners, L.P., 388 Greenwich Street, 36th Floor, New York, New York, 10013, Attention:
         Nicholas E. Somers (telecopier no.: (212) 816- 0166);

provided that any notice to an Initial Purchaser pursuant to Section 9(c) shall also be delivered or sent by mail to such Initial Purchaser at its address set forth on the signature page hereof. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by CSI.

                  15. Definition of Terms. For purposes of this Agreement, (a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act, (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act,
(d) "Recapitalization Documents" means the collective reference to the Recapitalization Agreement and each of the other agreements to be executed and delivered on or prior to the Closing Date pursuant thereto or in connection therewith and (e) "Tender Offer Documents" means the collective reference to the Telex Notes and any other documents necessary to consummate the Tender Offer.

                  16. Initial Purchasers' Information. The parties hereto acknowledge and agree that the Initial Purchasers' Information consists solely of the following information in the Preliminary Offering Memorandum and the Offering Memorandum: (i) the last paragraph on the front cover page concerning the terms of the offering by the Initial Purchasers; (ii) the legend on the inside front cover page concerning over-allotment and trading activities by the Initial Purchasers; and (iii) the statements concerning the Initial

Purchasers contained in the last three paragraphs under the heading "Plan of Distribution" and the paragraph under the heading "Related
Transactions--Relationships Between GSCP and the Initial Purchasers."

                  17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  18. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  19. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

                  20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among GST and, following the execution and delivery by the Company of this Agreement on the Closing Date, the Company and the several Initial Purchasers in accordance with its terms.

                                                Very truly yours,

                                                GST ACQUISITION CORP.


                                                By______________________________
                                                  Name:
                                                  Title:

                                                TELEX COMMUNICATIONS, INC.


                                                By______________________________
                                                  Name:
                                                  Title:

Accepted:

CHASE SECURITIES INC.


By_______________________________________
        Authorized Signatory

Address for notices pursuant to Section 9(c):
1 Chase Plaza, 25th floor
New York, New York 10081
Attention:  Legal Department

MORGAN STANLEY & CO. INCORPORATED


By______________________________________
         Authorized Signatory

Address for notices pursuant to Section 9(c):
1585 Broadway
New York, New York 10036
Attention:   Legal Department



SMITH BARNEY INC.


By___________________________________
        Authorized Signatory

Address for notices pursuant to Section 9(c):
388 Greenwich Street, 36th Floor
New York, New York 10013
Attention:   Legal Department

                                                                      SCHEDULE 1


                                                           Principal Amount
         Initial Purchasers                                  of Securities
         ------------------                                ----------------
Chase Securities Inc.                                        $ 75,000,000
Morgan Stanley & Co. Incorporated                              25,000,000
Smith Barney Inc.                                              25,000,000
                                                             ------------

         Total                                               $125,000,000
                                                             ============

                                                                         ANNEX A


              [Form of Exchange and Registration Rights Agreement]

                                                                       ANNEX B-1


        Form of Opinion of Debevoise & Plimpton, Counsel for the Company


                  Debevoise & Plimpton shall have furnished to the Initial Purchasers their written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth below:

                  (i) each of GST and the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in _______________________, which jurisdictions are all of the domestic jurisdictions identified by management of the Company to such counsel in which the Company or its domestic subsidiaries own property or have significant operations and has all requisite corporate power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged (except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a Material Adverse Effect);

                  (ii) the Company has an authorized capitalization as set forth in the Offering Memorandum, and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and the capital stock of the Company conforms in all material respects to the description thereof contained in the Offering Memorandum;

                  (iii) the statements in the Offering Memorandum under the heading "Certain Federal Income Tax Considerations", insofar as such statements purport to summarize the Federal laws of United States, fairly summarize such provisions described therein in all material respects; and such counsel does not have actual knowledge of any current or pending legal or governmental actions, suits or proceedings which would be required to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 which are not described as so required;

                  (iv) the Indenture, as supplemented by the Supplemental Indenture conforms, in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder;

                  (v) each of GST and the Company has full right, power and authority to execute and deliver each of the Transaction Documents to which it is a party and to perform its obligations thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken;

                  (vi) each of the Purchase Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by GST and the Company, as the case may be, and constitutes a valid and legally binding agreement of GST and the Company enforceable against GST and the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and to general equity principles (whether considered in a proceeding in equity or at law), an implied covenant of good faith and fair dealing, the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors' rights and, in the case of indemnification and contribution provisions therein, considerations of public policy;

                  (vii) each of the Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by GST, Holdings and the Company, as the case may be, and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of GST and the Company enforceable against GST and the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and to general equity principles (whether considered in a proceeding in equity or at law), an implied covenant of good faith and fair dealing, the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors' rights and, in the case of indemnification and contribution provisions therein, considerations of public policy;

                  (viii) the Securities have been duly authorized and issued by GST and the Company and, assuming due authentication thereof by the Trustee in accordance with the terms of the Indenture and upon payment and delivery in accordance with the Purchase Agreement and the Indenture (as supplemented by the Supplemental Indenture), will constitute valid and legally binding obligations of GST and the Company entitled to the benefits of the Indenture and enforceable against GST and the Company in accordance with their terms, except as may be


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
         limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and to general equity principles (whether considered in a proceeding in equity or at law), an implied covenant of good faith and fair dealing, the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors' rights and, in the case of indemnification and contribution provisions therein, considerations of public policy;

                  (ix) The Recapitalization and Merger have been duly consummated in accordance with the terms of the Recapitalization Agreement and all applicable requirements of law; the Recapitalization Agreement has been duly authorized, executed and delivered by GST and Holdings and constitutes a valid and legally binding agreement of GST and Holdings enforceable against GST [and Holdings] in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (x) each Transaction Document, to the extent described in the Offering Memorandum, conforms in all material respects to the description thereof contained in the Offering Memorandum;

                  (xi) the execution, delivery and performance by GST, Holdings and the Company, as the case may be, of each of the Purchase Agreement, the Indenture, the Supplemental Indenture, the Registration Rights Agreement and the Recapitalization Agreement, the compliance by GST, Holdings and the Company, as the case may be, with the terms thereof, the consummation of the transactions contemplated by such documents and the issuance, authentication, sale and delivery of the Securities will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any of the agreements and instruments listed on Exhibit A hereto (which agreements and instruments have been certified by GST, Holdings and the Company to such counsel to constitute all the material agreements or instruments to which the Issuer, Holdings, the Obligor or any of its domestic subsidiaries is a party or by which the Issuer, Holdings, the Obligor or any of its domestic subsidiaries is bound or to which any of the property or assets of the Issuer, Holdings, the Obligor or any of its domestic subsidiaries is subject and which relate to the transactions contemplated by the Transaction Documents (other than the Transaction Documents)), nor will such actions result in any violation of the provisions of the charter or by-laws of GST, Holdings, the Company or any of its


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
         subsidiaries or any existing Federal or New York State, statute, rule or regulation or, to the knowledge of counsel, any judgment, order, decree of any Federal or New York State court or arbitrator or governmental agency or body having jurisdiction over GST, Holdings, the Company or any of its subsidiaries or any of their properties or assets; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by GST, Holdings and the Company, as the case may be, of each of the Purchase Agreement, the Indenture, the Supplemental Indenture, the Registration Rights Agreement [or the Recapitalization Agreement], the issuance, authentication, sale and delivery of the Securities and compliance by GST, Holdings and the Company, as the case may be, with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) which have been obtained or made prior to the Closing Date, (ii) as may be required under state securities or Blue Sky laws in connection with the purchase and resale of the Securities by the Initial Purchasers, and
         (iii) as may be required under the Securities Act of 1933, as amended (the "Act"), the Trust Indenture Act of 1939, as amended, or state securities or Blue Sky laws in connection with the Exchange Offer contemplated in the Offering Memorandum;

                  (xii) to the best knowledge of such counsel, and other than as set forth or contemplated in the Offering Memorandum there are no pending actions or suits or judicial, arbitral, rule-making, administrative or other proceedings to which GST, the Company or any of its subsidiaries is a party or of which any property or assets of GST, the Company or any of its subsidiaries is the subject which question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and to the best knowledge of such counsel, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (xiii) neither GST, the Company nor any of its subsidiaries is in violation of its charter or by-laws;

                  (xiv)  neither GST, the Company nor any of its subsidiaries is
         (A) an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder, without taking account of any exemption under the Investment Company Act arising out of the number of holders of GST's or the Company's securities or (B) a "holding company" or a


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
         "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended;

                  (xv) neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Securities will violate Regulation G, T, U or X of the Federal Reserve Board;

                  (xvi) assuming the accuracy of the representations, warranties and agreements of GST, the Company and of the Initial Purchasers contained in the Purchase Agreement, the issuance, offer and sale of the Securities to the Initial Purchasers and the initial resale and delivery of the Securities in the manner contemplated by the Purchase Agreement and the Offering Memorandum are exempt from the registration requirements of the Securities Act, and it is not necessary to qualify the Indenture (as supplemented by the Supplemental Indenture) under the Trust Indenture Act; and

                  (xvii) The descriptions in the Offering Memorandum of statutes and contracts and other documents are accurate in all material respects and fairly present, as to such statutes and contracts and other documents described therein, the information that would be required to be presented with respect thereto if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act.

                  Such counsel shall also state that they themselves have not checked the accuracy or completeness of, or otherwise verified, and are not passing upon and assume no responsibility for the accuracy or completeness of, the information contained or incorporated by reference in the Offering Memorandum, except to the limited extent stated in paragraphs (ii), (iii) and
(ix) above. In the course of such counsel's review, such counsel has participated in conferences with certain officers and other representatives of the Company, representatives of its independent public accountants and representatives of the Initial Purchasers, at which the contents of the Offering Memorandum were discussed, and in the course of that review and discussion, but without independent check or verification, no facts have come to such counsel's attention that have caused such counsel to believe that any part of the Offering Memorandum contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel shall express no opinion as to the financial statements or other financial, accounting or statistical data included in an of the documents mentioned in this paragraph.


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
                  In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials which are furnished to the Initial Purchasers.


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                                                                       ANNEX B-2


                      [Form of Opinion of General Counsel]